Exhibit 10.12

GOOD HARBOR PARTNERS ACQUISITION CORP.

March 8, 2006

Good Harbor Consulting, LLC

4100 North Fairfax Drive

Arlington, Virginia 22203

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering of the securities of Good Harbor Partners Acquisition Corp. (“Company”) and continuing until (the “Termination Date”) the earlier of the consummation by the Company of a “Business Combination” or the Company’s liquidation, Good Harbor Consulting, LLC shall make available to the Company certain office and administrative services as may be required by the Company from time to time, situated at 4100 North Fairfax Drive, Arlington, Virginia 22203. In exchange therefore, the Company shall pay Good Harbor Consulting, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

GOOD HARBOR PARTNERS ACQUISITION CORP.

By:	/s/ Ralph S. Sheridan
Name:	Ralph S. Sheridan
Title:	Chief Executive Officer and Secretary

AGREED TO AND ACCEPTED BY:

GOOD HARBOR CONSULTING, LLC

By:	/s/ Roger Cressey
Name:	Roger Cressey
Title:	President